UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2010

 Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Principal Officers; Election of Directors;
      Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2010, Bank of Hampton Roads (the “Bank”), a wholly-owned subsidiary of Hampton Roads Bankshares, Inc. and Gateway Bank Mortgage, Inc., a subsidiary of Bank of Hampton Roads, entered into a non-solicitation and non-competition agreement (the “Agreement”), with Kevin Pack, effective on that date.  Under the Agreement, Mr. Pack must refrain from soliciting mortgage services from Bank clients so long as he is employed by the Bank and for 6 months thereafter and from providing competitive services within 25 miles of the Bank’s corporate headquarters and any Bank office or Bank branch operated by the Bank or its affiliates.  During the same time period, Mr. Pack also agreed not to solicit for employment Bank employees (or former Bank employees within the last 12 months).  In return for entering into the Agreement, Mr. Pack received $150,000.

The foregoing description of the Agreement is qualified in its entirety by reference to the copy of such Agreement that is attached as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.

Item 9.01.                 Financial Statements and Exhibits.

Ex. 10.1                      Non-Solicitation and Non-Competition Agreement, dated November 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: December 30, 2010	By:	/s/ John A. B. Davies, Jr.
John A. B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index

  Ex. 10.1                      Non-Solicitation and Non-Competition Agreement, dated November 12, 2010.